UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2015

WEST CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35846	47-0777362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska	68154
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 12, 2015, West Corporation (“West” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC as the representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), and the selling stockholders listed on Schedule II thereto (the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) of 11,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $30.75 per share. All of the shares in the Offering are being sold by the Selling Stockholders. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 1,650,000 shares of Common Stock from the Selling Stockholders at the public offering price, less underwriting discounts and commissions. The closing of the Offering is expected to occur on March 18, 2015, subject to the satisfaction of customary conditions.

The Offering was made pursuant to (i) a Registration Statement on Form S-3ASR (File No. 333-202622) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2015 and became effective upon filing, including a related base prospectus dated March 9, 2015, and (ii) a related prospectus supplement dated March 12, 2015, filed with the SEC on March 13, 2015.

The Underwriting Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Stock Repurchase Agreement

On March 9, 2015, West entered into an agreement with the Selling Stockholders to repurchase 1,000,000 shares of Common Stock from the Selling Stockholders in a private transaction at a price per share at which the shares of Common Stock are sold to the public in the Offering, less underwriting discounts and commissions, for an aggregate purchase price of approximately $29.6 million (the “Stock Repurchase Agreement”). The repurchase of shares of Common Stock pursuant to the Stock Repurchase Agreement is contingent on, and expected to occur simultaneously with, the closing of the Offering, subject to the satisfaction of other customary conditions. The closing of the Offering is not contingent on the closing of the stock repurchase. The Stock Repurchase Agreement contains customary representations, warranties and covenants of the parties.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2015, the Company issued a press release announcing the pricing of the shares to be sold pursuant to the Underwriting Agreement and the Stock Repurchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.

The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated March 12, 2015, among the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as the representatives of the several underwriters listed on Schedule I thereto, and the Selling Stockholders listed on Schedule II thereto

5.1	Opinion of David C. Mussman, Esq.

10.1	Stock Repurchase Agreement, dated March 9, 2015, among the Company and the Selling Stockholders listed on Schedule A thereto

23.1	Consent of David C. Mussman, Esq. (included in Exhibit 5.1)

99.1	Press Release dated March 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015

WEST CORPORATION

By:	/s/ David C. Mussman

Name:	David C. Mussman
Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated March 12, 2015, among the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as the representatives of the several underwriters listed on Schedule I thereto, and the Selling Stockholders listed on Schedule II thereto

5.1	Opinion of David C. Mussman, Esq.

10.1	Stock Repurchase Agreement, dated March 9, 2015, among the Company and the Selling Stockholders listed on Schedule A thereto

23.1	Consent of David C. Mussman, Esq. (included in Exhibit 5.1)

99.1	Press Release dated March 12, 2015